EXHIBIT 99.1
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                                       125 South Wacker Drive
AMLI RESIDENTIAL                       Suite 3100
                                       Chicago, Illinois 60606

                                       Phone:      312.443.1477
                                       Fax:        312.443.0909
                                       www.amli.com


PRESS RELEASE

FOR IMMEDIATE RELEASE       For More Information, Contact:
April 29, 2003              Robert J. Chapman, Chief Financial Officer
                            (312) 984-6845


             AMLI RESIDENTIAL ANNOUNCES FIRST QUARTER 2003
                OPERATING RESULTS AND DECLARES DIVIDEND


AMLI RESIDENTIAL PROPERTIES TRUST (NYSE: AML) announces today its actual operating results for the first quarter ended March 31, 2003.


EARNINGS
--------

Funds From Operations ("FFO") for the first quarter 2003 were $12,717,000, or $0.52 per common share, compared to $15,828,000, or $0.61 per common share, for the first quarter 2002, a per share decrease of 14.7%. This FFO amount is in line with First Call's current estimate and the company's most recent guidance of February 4, 2003.

Net income for the quarter ended March 31, 2003 was $3,708,000, as compared to $6,660,000 in the year earlier period. This decrease is primarily attributable to lower rents and occupancies at most of AMLI's stabilized communities. Diluted Earnings Per Share ("EPS") for the quarter ended
March 31, 2003 was $0.10, compared to $0.26 for the comparable period of 2002.

"First quarter results were consistent with our expectations," commented Allan J Sweet, AMLI President. "Although our markets remain extremely competitive, they are somewhat more stable and predictable than was the case last year. We hope this stability foreshadows better operating results in the foreseeable future. "


SAME COMMUNITY RESULTS
----------------------

On a combined same community basis, which includes both wholly-owned and co-investment communities (at 100%), for the quarter ended March 31, 2003 versus the prior year's quarter, total community revenue decreased 5.1%, operating expenses increased 0.5% and net operating income ("NOI") decreased 8.6%. Weighted average occupancy, quarter over comparable quarter, decreased from 90.3% to 89.3%, while the weighted average collected revenue decreased by 4.3%.


OTHER OPERATING RESULTS
-----------------------

Total community revenue, including both wholly-owned communities and co-investment communities (at 100%), was $68,214,000 for the quarter ended March 31, 2003, as compared with $67,052,000 for the comparable period in 2002.


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Earnings before interest, taxes, depreciation and amortization ("EBITDA"), including AMLI's proportionate share of partnership activity, for the quarter ended March 31, 2003 was $23,602,000, as compared to $25,216,000 for the year earlier period.

AMLI at King's Harbor, a 300 apartment home community in Houston, Texas, achieved stabilization in the first quarter of 2003. The community is currently 89% occupied.


OUTLOOK
-------

AMLI is revising its FFO guidance for the remainder of the year and now expects full year 2003 FFO per share to be in the range of $2.12 (First Call's current estimate) to $2.18, approximately $0.07 less than prior guidance. The revised guidance makes no material change to operating assumptions for the properties but reflects management's current belief that it will be a net seller of real estate in 2003 rather than a modest acquirer. Selling real estate to pay down debt is dilutive to 2003 FFO, although it improves the balance sheet and positions the company for future acquisitions at a more opportune time. Revised guidance now also includes the Company's expectation of a promoted interest from a second or third quarter sale of a co-investment community. The amount of the promote is not yet final but should be slightly more than a penny per share assuming the sale is completed. AMLI now expects that EPS, absent potential gains from property sales, will approximate $0.53 - $0.55 for the full year ended December 31, 2003.


DIVIDEND
--------

Yesterday, the Board of Trustees declared a quarterly dividend of $0.48 per common share. This dividend is payable on May 20, 2003 to all common shareholders of record as of May 9, 2003 and is based on an annual dividend rate of $1.92 per common share.


CONFERENCE CALL
---------------

AMLI will hold a conference call on Wednesday, April 30, 2003 at 2:30 p.m. ET to review these results. The call may be joined by calling 888-922-1802
- Passcode: AMLI. A live webcast of the conference call will also be available in the 'Company Info' section on AMLI's website
(www.amli.com/comp/) and at www.streetevents.com.


SUPPLEMENTAL INFORMATION
------------------------

AMLI produces Quarterly Supplemental Information that provides detailed information regarding the Company's activities during the quarter. The First Quarter Supplemental Information is available in the 'Company Info' section on our website (www.amli.com/comp/) under 'Shareholder Reports.'


DEFINITIONS
-----------

This press release and the Quarterly Supplemental Information described above contain certain non-GAAP ("Generally Accepted Accounting Principles") information that we believe may be of interest and use to the investment community.





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


Except where indicated, community revenue, community expenses, net operating income ("NOI") and earnings before interest, taxes, depreciation and amortization ("EBITDA") are computed based on various line items included in our consolidated statements of income prepared in accordance with GAAP. Where indicated, this information is presented on a basis that includes AMLI's proportionate share of the non-GAAP financial measures of its co-investment partnerships.

Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in the Company's Quarterly Supplemental Financial information, primarily pages 12, 13, and 29.

COMMUNITY REVENUE comprises that portion of total revenue collected or due from leases at AMLI's rental communities and includes any such amounts as may be reported as discontinued operations.

COMMUNITY EXPENSES comprise that portion of total expenses that exclude losses from sales or valuation of land, expenses of the Service Companies, general and administrative expense, and interest, taxes, depreciation and amortization. Community operating expenses include amounts reported as personnel, advertising and promotion, utilities, building repairs and maintenance and services, landscaping and grounds maintenance, real estates taxes, insurance, property management, and other operating expenses, and such amounts as may be included in discontinued operations.

NOI from one community is the community revenue less the community expenses for that property. NOI for all communities is the community revenue from all communities less the community expenses for all communities.

EBITDA is NOI (including AMLI's proportionate share of the NOI of its co-investment partnerships) plus all fees and interest income and income from the Service Companies and gains or losses from sales or valuation of land and other income, less general and administration expense.

FUNDS FROM OPERATIONS ("FFO") is EBITDA less interest expense (including AMLI's proportionate share of the interest expense of its co-investment partnerships and amortization of deferred financing expense) and any income taxes.

FFO PER SHARE is FFO divided by the fully-diluted number of Operating Partnership Units outstanding. FFO is always presented on a fully-diluted basis only.

ADJUSTED FUNDS FROM OPERATIONS ("AFFO") is FFO less expenditures capitalized (excluding expenditures capitalized relating to the development of new property, the acquisition of additional property, or the rehab of existing property, but including AMLI's proportionate share of such expenditures capitalized by its co-investment partnerships).

AFFO PER SHARE is AFFO divided by the fully-diluted number of Operating Partnership Units outstanding. AFFO per share is always presented on a fully-diluted basis only.

SAME COMMUNITY INFORMATION includes only such portions of community revenue, expenses, NOI or EBITDA as are generated from AMLI's same community universe, which changes each January 1 as communities with one full year of stabilized operations as of that date are added, and which may change quarterly thereafter as any components of the same community universe are sold or contributed to co-investment partnerships.











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


ABOUT AMLI
----------

The AMLI<registered trademark> portfolio currently includes 73 apartment communities containing 27,833 apartment homes, with an additional 2,241 apartment homes under development or in lease-up in six locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain regions of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's co-investment business. AMLI employs approximately 850 people who are dedicated to achieving AMLI's mission--Provide An Outstanding Living Environment For Our Residents. More information on AMLI is available at www.amli.com.


FORWARD LOOKING STATEMENTS
--------------------------

Certain matters discussed in this press release are forward looking statements within the meaning of Federal Securities Laws. Although the AMLI believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking statements can be identified by AMLI's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

AMLI does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect AMLI's current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond AMLI's control. The reader is cautioned to make her/her own judgement with regard to the statements discussed in this press release and the assumption noted by AMLI herein.

AMLI is making forward-looking statements because it believes investors, analysts and others, many of whom prepare models and projections of AMLI's performance, are interested in AMLI's current estimates of its future activities. AMLI advises such parties to make their own determination of any relevant or material assumption used by them.

Many factors may cause AMLI's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward-looking statements. Certain of the factors that could cause AMLI's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risks detailed from time to time in AMLI's SEC reports, including the annual report on form 10-K for the year ended December 31, 2002.


           AMLI press releases and other company information are available at AMLI's web site located at www.amli.com.












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